Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-142472

PROSPECTUS SUPPLEMENT NO. 3
(to prospectus dated April 30, 2007)

3,927,120 Shares
First Industrial Realty Trust, Inc.
Common Stock

This prospectus supplement supplements the prospectus dated April 30, 2007, as previously supplemented (the “Prospectus”), relating to the potential offer and sale from time to time of up to 3,927,120 shares of common stock of First Industrial Realty Trust, Inc.

The table under the Selling Stockholders Section of the Prospectus is amended to replace the information regarding the named Selling Stockholders with the information set forth opposite their names below.

Name	Number of Shares and Units Owned Before the Offering	Number of Shares Offered Hereby
Old Lane US Master Fund L.P. (14)	180,883	180,883
Old Lane HMA Master Fund L.P. (15)	121,662	121,662
Old Lane Cayman Master Fund L.P. (16)	492,696	492,696

This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated April 30, 2007, including any supplements or amendments to such prospectus.  The date of this prospectus supplement is August 3, 2007.